                                                                                                          Exhibit 5

                                                                      Gerald Einhorn
                                                               1751 East Oakridge Drive
                                                              Salt Lake City, Utah 84106
                                                        Telephone (801) 575-8073, Ext. 102
                                                               Facsimile (801) 575-8092

January 30, 2006

Riverside Manitoba Inc.
55 Braintree Crescent
Winnipeg, Manitoba R3J 1E1

Gentlemen:

I am an attorney at law, admitted to practice in the State of New York, and have been requested by you to provide an opinion in respect to Nevada law as to whether Riverside Manitoba Inc. ("Riverside") has legally issued
8,989,159 shares of fully paid and non-assessable common stock in accordance with the corporate law of the State of Nevada.

In this connection I have examined the following documents provided by you:

1.                                          Articles of Incorporation filed February 14, 2002.
2.                                          Certificate of Amendment to Articles of Incorporation filed January
              21, 2005.
3.                                          Bylaws adopted on January 27, 2005.
4.                                          Registration Statement on Form SB-2 to be filed by Riverside under the Securities Act of 1933, as amended.
5.                                          Stock Purchase and Sale Agreement of January 21, 2005 between
              Riverside and the shareholders of Spirit of Youth Enterprises, Inc.

Further, I have obtained from the Nevada Secretary of State a Corporate Information Form which discloses the status of Riverside as of January 30, 2006.

Based upon the foregoing documents and my opinion as to Nevada corporate law, as legislated within the Nevada
Revised Statutes pertaining to private corporations (NRS 78.010-.795), I have concluded the following:

1.                                          Riverside was incorporated on February 14, 2002 in accordance with the law of the State of Nevada and is in good standing as of January 30, 2006.

2.                                          Riverside is authorized to issue 45 million shares of common stock, par value $0.001.  The issuance of 8,989,159 common shares is therefore within the limits of its legal authorization.

3.                                          There is no restriction or control of share ownership or transfer in the Articles or Bylaws, of the types contemplated by NRS 78.242 (rights of refusal/mandatory purchases) or 78.267 (preemptive rights).  Similarly the Stock Purchase and Sale Agreement contains no such restrictions on ownership or transfer.  It is therefore my opinion that ownership or transfer of the issued stock will not be subject to either restriction.

4.                                          NRS 78.275 states generally that corporate stock may be assessable.
              This section has been construed not to apply when stock is issued as fully paid and non-assessable.  The Form SB-2 Registration Statement states in the section entitled "Description of Securities" that the issued and outstanding common shares are fully paid and non-assessable.

Accordingly, it is my opinion, that under Nevada corporate law, Riverside's 8,989,159 issued and outstanding common shares are legally issued, fully paid and
non-assessable.

The following qualification and conditions apply to this opinion:

1.                                          This opinion does not address the legality of any transaction other than the issuance and transfer of the stock which is presently outstanding.
2.                                          This opinion does not address Riverside's compliance with the
              Securities Act of 1933 or with the securities laws of any other jurisdiction.
3.                                          This opinion does not address Riverside's financial condition, its future prospects or the present and future value of its stock.
4.                                          This opinion does not address the reasonableness or adequacy of any consideration paid for the issuance of its stock.  Rather, the opinion assumes that Riverside received full payment of agreed consideration, which had a value in excess of the par value of the stock.
5.                                          This opinion assumes that all documents forming the basis of the opinion are genuine and have not been since modified or replaced.
6.                                          This opinion assumes that there is no agreement amongst shareholders which creates a restriction on ownership or transfer of stock of the type contemplated by NRS
              78.242 or 78.267.
7.                                          This opinion does not address the accuracy of Riverside's stock books or other ownership records, or any question of stock ownership or title.

You may attach this opinion as an exhibit to your Registration Statement to be filed with the U.S. Securities and
Exchange
Commission.

Sincerely,

/s/ Gerald Einhorn
Gerald Einhorn
Member, New York State Bar